Exhibit 10.6

EIGHTH AMENDED AND RESTATED VOTING AGREEMENT

This EIGHTH AMENDED AND RESTATED Voting Agreement (this “Agreement”) is made as of the 1st day of July, 2020 (the “Effective Date”), by and among CVRx, Inc., a Delaware corporation (the “Company”), and the holders of Series A-2 Preferred Stock (as defined below) listed on Schedule A hereto (the “Series A Purchasers”), the holders of Series B-2 Preferred Stock (as defined below) listed on Schedule B hereto (the “Series B Purchasers”), the holders of Series C-2 Preferred Stock (as defined below) listed on Schedule C hereto (the “Series C Purchasers”), the holders of Series D-2 Preferred Stock (as defined below) listed on Schedule D hereto (the “Series D Purchasers”), the holders of Series E-2 Preferred Stock (as defined below) listed on Schedule E hereto (the “Series E Purchasers”), the holders of Series F-2 Preferred Stock (as defined below) listed on Schedule F hereto (the “Series F Purchasers”), the holders and purchasers of Series G Preferred Stock (as defined below) listed on Schedule G hereto (the “Series G Purchasers”), and the holders of Common Stock (as defined below) listed on Schedule H hereto, and any other holder or purchaser of the Company’s capital stock who executes this Agreement (any holder of voting stock who is a party to this Agreement is hereinafter referred to individually as a “Voting Party” and collectively as the “Voting Parties”).

RECITALS

A.                The Series A Purchasers hold shares of the Company’s Series A-2 Convertible Preferred Stock, par value $.01 per share (the “Series A Preferred Stock”). The Series B Purchasers hold shares of the Company’s Series B-2 Convertible Preferred Stock, par value $.01 per share (the “Series B Preferred Stock”). The Series C Purchasers hold shares of the Company’s Series C-2 Convertible Preferred Stock, par value $.01 per share (the “Series C Preferred Stock”). The Series D Purchasers hold shares of the Company’s Series D-2 Convertible Preferred Stock, par value $.01 per share (the “Series D Preferred Stock”). The Series E Purchasers hold shares of the Company’s Series E-2 Convertible Preferred Stock, par value $.01 per share (the “Series E Preferred Stock”). The Series F Purchasers hold shares of the Company’s Series F-2 Convertible Preferred Stock, par value $.01 per share (the “Series F Preferred Stock”). The Series G Purchasers hold or are purchasing shares of the Company’s Series G Convertible Preferred Stock, par value $.01 per share (the “Series G Preferred Stock”). The holders of Common Stock hold shares of Common Stock, par value $.01 per share (the “Common Stock”), certain of which shares were acquired upon conversion of prior series of the Company’s preferred stock.

B.                 The Series G Purchasers acquired or wish to acquire shares of the Company’s Series G Preferred Stock (together with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock, the “Preferred Stock”).

C.                 The Company and certain new and existing Series G Purchasers have entered into that certain Series G Preferred Stock Purchase Agreement, dated as of the Effective Date (the “Purchase Agreement”). In addition, the Company and certain Series G Purchasers are party to that certain Series G Preferred Stock Purchase Agreement, dated as of May 31, 2016, as amended, and as further amended as of the Effective Date (the “Prior Purchase Agreement”).

D.                The Company and the Series A Purchasers, Series B Purchasers, Series C Purchasers, Series D Purchasers, the Series E Purchasers, the Series F Purchasers, certain of the Series G Purchasers and certain other Voting Parties entered into that certain Seventh Amended and Restated Voting Agreement dated as of August 5, 2016 (the “Seventh Amended and Restated Voting Agreement”).

E.                 In connection with the Closing contemplated by the Purchase Agreement, the parties to the Seventh Amended and Restated Voting Agreement wish to amend and restate such agreement as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained, and other consideration, the receipt and adequacy of which hereby is acknowledged, the parties agree as follows:

1.                  Board of Directors. From and after the date of this Agreement and until the provisions of this Section 1 cease to be effective pursuant to the terms of this Agreement, each of the Voting Parties shall vote, or cause the vote of (through a stockholder meeting, by written consent or otherwise), all shares of Preferred Stock, Common Stock and any other voting securities of the Company over which such Voting Party has voting control (including any other voting securities acquired by such Voting Party after the date hereof) (collectively, the “Voting Securities”), and will take all other necessary or desirable actions within his, her or its control (whether in his, her or its capacity as a stockholder, director or officer of the Company or otherwise) in order to ensure that the size of the Board of Directors (the “Board”) shall be eight (8) and to cause the election to the Board of:

(a)       With respect to the election of Preferred Directors (as defined in the Twelfth Amended and Restated Certificate of Incorporation of the Company, as may be amended from time to time (the “Certificate”)):

(i)       so long as New Enterprise Associates 10, Limited Partnership or its affiliates (“New Enterprise Associates”) continue to hold at least 2,573,927 shares of Preferred Stock (appropriately adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like affecting such Preferred Stock), one designee of New Enterprise Associates, who shall initially be Ali Behbahani;

(ii)       so long as Johnson & Johnson Innovation – JJDC, Inc. or its affiliates (“JJDC”) continues to hold at least 3,500,000 shares of Preferred Stock (appropriately adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like affecting such Preferred Stock), one designee of JJDC who shall initially be V. Kadir Kadhiresan;

(iii)        so long as Coöperatieve Gilde Healthcare IV U.A. or its affiliates (“Gilde”) continues to hold at least 8,500,000 shares of Preferred Stock (appropriately adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like affecting such Preferred Stock), one designee of Gilde who shall initially be Geoff Pardo; and

(iv)       so long as Strategic Health Investment Partners or its affiliates (“SHIP”) continues to hold at least 8,500,000 shares of Preferred Stock (appropriately adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like affecting such Preferred Stock), one designee of SHIP who shall initially be Mudit K. Jain, PhD; and

(v)       so long as Vensana Capital Management, LLC or its affiliates (“Vensana”) continues to hold at least 8,500,000 shares of Preferred Stock (appropriately adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like affecting such Preferred Stock), one designee of Vensana who shall initially be Kirk Nielsen.

(b)       With respect to the election of the Common Director (as defined in the Certificate) the Company’s then-current Chief Executive Officer who shall initially be Nadim Yared; and

(c)       With respect to the election of the remaining directors to be elected by the holders of Common Stock and Preferred Stock voting together as a single class on an as-converted to Common Stock basis, such designees as designated by the Nominating and Governance Committee of the Board, who shall be independent representatives with relevant industry or business experience. Such remaining directors shall initially be John Nehra and Joseph Slattery.

2.                  Vacancies. In the event that any representative designated as provided in Section 1 above for any reason ceases to serve as a member of the Board during his or her term of office, the parties hereto shall cause the resulting vacancy to be filled by a representative designated as provided in Section 1 by the respective person or persons who designated the vacating representative. Each of the Voting Parties shall attend, and vote its shares of the voting stock of the Company in accordance with this Agreement at, each annual meeting of the stockholders of the Company, each special meeting of the stockholders of the Company and any actions by written consent involving the election of directors of the Company.

3.                  Removal and Substitution of Directors. Directors may be removed at any time with or without cause, provided that no party hereto shall vote for the removal of a director nominated or designated and elected pursuant to this Agreement, and no such vote shall be effective, unless the parties who are entitled to nominate or designate such director voting as described above shall specify. The Company hereby agrees to take such actions as are necessary, and each of the Purchasers agrees to vote his, her or its shares of Preferred Stock of the Company (and any other shares of the capital stock of the Company over which he, she or it exercises voting control) and take such other actions as are necessary, for the removal of any director upon the request of the party or parties entitled to nominate such director and for the election to the Board of Directors of a substitute designated by such party or parties in accordance with the provisions of Section 1.

4.                  Voting in Future Financings.

(a)       The Voting Parties who are signatories to this Agreement (the “Signatory Parties”) shall vote, or cause the vote of (through a stockholder meeting, by written consent or otherwise), all Voting Securities and will take all other necessary or desirable actions within his, or her or its control in favor of any future financing (including all related corporate actions and amendments to existing agreements) that is approved by (i) the Board and (ii) at least three of New Enterprise Associates, JJDC, Gilde, SHIP and Vensana (the “Major Investors”).

(b)       In the event of a future financing of the Company that involves any reduction in the liquidation preferences (whether effected through conversion of Preferred Stock to Common Stock or otherwise) associated with any of the Preferred Stock, such reduction in liquidation preferences will be made in accordance with the liquidation waterfall in the Certificate to the benefit of the most senior series of preferred stock (and, for any series that is pari passu with another series, in reverse chronological order in which shares of such series were first sold). Therefore, any reduction to the liquidation preferences of any Preferred Stock will first be made to the Series A-2 Preferred Stock until the liquidation preference of the Series A-2 Preferred Stock have been eliminated, then to the Series B-2 Preferred Stock until the liquidation preference of the Series B-2 Preferred Stock have been eliminated, then to the Series C-2 Preferred Stock until the liquidation preference of the Series C-2 Preferred Stock have been eliminated, then to the Series D-2 Preferred Stock until the liquidation preference of the Series D-2 Preferred Stock have been eliminated, then to the Series E-2 Preferred Stock until the liquidation preference of the Series E-2 Preferred Stock have been eliminated, then to the Series F-2 Preferred Stock until the liquidation preference of the Series F-2 Preferred Stock have been eliminated, and then last to the Series G Preferred Stock, with the intent of not reducing the liquidation preference of the Series G Preferred Stock to the maximum extent possible. The Signatory Voting Parties shall vote, or cause the vote of (through a stockholder meeting, by written consent or otherwise), all Voting Securities and will take all other necessary or desirable actions within his, her or its control in favor of any future financing only to the extent it is structured in accordance with the foregoing and any reduction in the liquidation preference of any shares of a series applies equally to all shares of the same series; provided that any rights or benefits that are tied to actual participation in a future financing (such as a pay-to-play feature) shall not constitute unequal treatment.

5.                  Drag-Along Provisions.

(a)       In the event that an Acquisition or an Asset Transfer (as defined in the Certificate) (a “Sale Transaction”) is approved by the Board and at least three of the Major Investors (the “Majority”), specifying that this Section 5 shall apply to such transaction, then, subject to each of the conditions set forth in subsection (b) below, each of the Signatory Voting Parties and the Company hereby agree:

(i)       if such Sale Transaction requires stockholder approval, to vote, or cause the vote of (through a stockholder meeting, by written consent or otherwise), all Voting Securities and to take all other necessary or desirable actions within his, her or its control in favor of such Sale Transaction and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale Transaction;

(ii)       if such Sale Transaction is effected through a sale of stock by the Company’s stockholders, to sell the same proportion of shares of capital stock of the Company beneficially held by such Signatory Voting Party as is being sold by the Majority to the person to whom the Majority propose to sell their shares, and, except as permitted in Section 5(b) below, on the same terms and conditions as the other stockholders of the Company;

(iii)       to execute and deliver all related documentation and take such other action in support of the Sale Transaction as shall reasonably be requested by the Company or the Majority in order to carry out the terms and provision of this Section 5, including, without limitation, executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, any associated indemnity agreement, or escrow agreement, any associated voting, support, or joinder agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances), and any similar or related documents;

(iv)       not to deposit, and to cause their affiliates not to deposit, except as provided in this Agreement, any shares of the Company owned by such party or affiliate in a voting trust or subject any shares to any arrangement or agreement with respect to the voting of such shares, unless specifically requested to do so by the acquirer in connection with the Sale Transaction;

(v)       to refrain from (i) exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale Transaction, or (ii) asserting any claim or commencing any suit (x) challenging the Sale Transaction or this Agreement, or (y) alleging a breach of any fiduciary duty of the Majority or any affiliate or associate thereof (including, without limitation, aiding and abetting breach of fiduciary duty) in connection with the evaluation, negotiation or entry into the Sale Transaction, or the consummation of the transactions contemplated thereby;

(vi)       if the consideration to be paid in exchange for the shares pursuant to this Section 5 includes any securities and due receipt thereof by any stockholder would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (y) the provision to any stockholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the Company may cause to be paid to any such stockholder in lieu thereof, against surrender of the shares which would have otherwise been sold by such stockholder, an amount in cash equal to the fair value (as determined in good faith by the Board) of the securities which such stockholder would otherwise receive as of the date of the issuance of such securities in exchange for the shares; and

(vii)       in the event that the Majority, in connection with such Sale Transaction, appoint a stockholder representative (the “Stockholder Representative”) with respect to matters affecting the stockholders under the applicable definitive transaction agreements following consummation of such Sale Transaction, (x) to consent to (i) the appointment of such Stockholder Representative, (ii) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations, and (iii) the payment of such stockholder’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Stockholder Representative in connection with such Stockholder Representative’s services and duties in connection with such Sale Transaction and its related service as the representative of the stockholders, and (y) not to assert any claim or commence any suit against the Stockholder Representative or any other stockholder with respect to any action or inaction taken or failed to be taken by the Stockholder Representative, within the scope of the Stockholder Representative’s authority, in connection with its service as the Stockholder Representative, absent fraud, bad faith, gross negligence or willful misconduct.

(b)       Notwithstanding anything to the contrary set forth herein, a Signatory Voting Party will not be required to comply with Section 5(a) above in connection with any proposed Sale Transaction, unless:

(i)       any representations and warranties to be made by such stockholder in connection with the proposed Sale Transaction are limited to representations and warranties related to authority, ownership and the ability to convey title to such shares, including, but not limited to, representations and warranties that (i) the stockholder holds all right, title and interest in and to the shares such stockholder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the stockholder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the stockholder have been duly executed by the stockholder and delivered to the acquirer and are enforceable (subject to customary limitations) against the stockholder in accordance with their respective terms; and (iv) neither the execution and delivery of documents to be entered into by the stockholder in connection with the transaction, nor the performance of the stockholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement to which the stockholder is a party, or any law or judgment, order or decree of any court or governmental agency that applies to the stockholder;

(ii)       such stockholder is not required to agree (unless such stockholder is a Company officer or employee) to any restrictive covenant in connection with the proposed Sale Transaction (including without limitation any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the proposed Sale Transaction);

(iii)       the stockholder is not liable for the breach of any representation, warranty or covenant made by any other person in connection with the proposed Sale Transaction, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders);

(iv)       liability shall be limited to such stockholder's applicable share (determined based on the respective proceeds payable to each stockholder in connection with such proposed Sale Transaction in accordance with the provisions of the Certificate) of a negotiated aggregate indemnification amount that applies equally to all stockholders but that in no event exceeds the amount of consideration otherwise payable to such stockholder in connection with such proposed Sale Transaction, except with respect to claims related to fraud by such stockholder, the liability for which need not be limited as to such stockholder;

(v)       upon the consummation of the proposed Sale Transaction (i) each holder of each class or series of the capital stock of the Company will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of stock, and if any holders of any capital stock of the Company are given a choice as to the form of consideration to be received as a result of the proposed Sale Transaction, all holders of such capital stock will be given the same option, (ii) each holder of a series of Preferred Stock will receive the same amount of consideration per share of such series of Preferred Stock as is received by other holders in respect of their shares of such same series, (iii) each holder of Common Stock will receive the same amount of consideration per share of Common Stock as is received by other holders in respect of their shares of Common Stock, and (iv) unless waived pursuant to the terms of the Certificate and as may be required by law, the aggregate consideration receivable by all holders of the Preferred Stock and Common Stock shall be allocated among the holders of Preferred Stock and Common Stock on the basis of the relative liquidation preferences to which the holders of each respective series of Preferred Stock and the holders of Common Stock are entitled in a deemed Liquidation Event (assuming for this purpose that the proposed Sale Transaction is a deemed Liquidation Event) in accordance with the Company’s Certificate of Incorporation in effect immediately prior to the proposed Sale Transaction; provided, however, that, notwithstanding the foregoing provisions of this subsection (v), if the consideration to be paid in exchange for any Voting Securities held by a Signatory Party pursuant to this subsection (v) includes any securities and due receipt thereof by such Signatory Party would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (y) the provision to any Signatory Party of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Signatory Party in lieu thereof, against surrender of the holder’s shares, which would have otherwise been sold by such Signatory Party, an amount in cash equal to the fair value (as determined in good faith by the Board) of the securities which such Signatory Party would otherwise receive as of the date of the issuance of such securities in exchange for the Signatory Party’s shares;

(vi)       subject to subsection (v) above, requiring the same form of consideration to be available to the holders of any single class or series of capital stock, if any holders of any capital stock of the Company are given an option as to the form and amount of consideration to be received as a result of the proposed Sale Transaction, all holders of such capital stock will be given the same option; provided, however, that nothing in this subsection (vi) shall entitle any holder to receive any form of consideration that such holder would be ineligible to receive as a result of such holder’s failure to satisfy any condition, requirement or limitation that is generally applicable to the Company’s stockholders.

(c)       No Signatory Voting Party shall be a party to any sale of a majority of the outstanding capital stock of the Company to any third party unless (a) all holders of Preferred Stock are allowed to participate in such transaction(s) and (b) the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in the Company’s Certificate of Incorporation in effect immediately prior to the Stock Sale (as if such transaction(s) were a deemed Liquidation Event), unless the holders of at least the requisite percentage required to waive treatment of the transaction(s) as a deemed Liquidation Event pursuant to the terms of the Certificate, elect to allocate the consideration differently by written notice given to the Company at least ten days prior to the effective date of any such transaction or series of related transactions.

6.                  Legends on Stock Certificates. The Company agrees that it shall cause the certificates representing shares held by the Voting Parties to bear the following legend (together with any other legends required by separate agreement and applicable laws):

THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT BY AND AMONG THE COMPANY, THE FOUNDERS AND THE PURCHASERS (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.

7.                  Application of Agreement to After-Acquired-Shares. All of the provisions of Section 1, Section 2, Section 3, Section 4 and Section 5 shall apply to all Voting Securities held by the Voting Parties, whether issued before or after the Closing Date, and all securities issued as a replacement for the shares or with respect to the shares as a result of any stock dividend, stock split or other similar event.

8.                  Covenants of the Company.

(a)       The Company agrees to ensure that the rights granted hereunder are effective and that the parties hereto enjoy the benefits thereof. Such actions include, without limitation, the use of the Company’s best efforts to assist in the nomination and election of the directors as provided above.

(b)       The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate or reasonably requested by the holders of a majority of the outstanding voting securities held by the parties hereto assuming conversion of all outstanding securities in order to protect the rights of the parties hereunder against impairment.

(c)       The Company shall take such action as may be necessary to cause the Board to meet no less often than five times per year, of which four such meetings shall be held in person; provided, however, the Board may consent by majority vote to waive the covenant contained in this Section 8(c). Notwithstanding the foregoing, a director shall be permitted to participate via conference telephone, as needed, if unable to attend an in-person meeting.

(d)       The Company shall take such action as may be necessary to cause the Board to form and maintain an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The Preferred Director designated by JJDC, New Enterprise Associates, SHIP and Vensana shall each have a right to serve as a member of each such committee. The Preferred Director designated by SHIP and Vensana shall each also have a right to serve as a member of any standing committee of the Board, and the Preferred Director designated by Vensana shall have a right to serve as a member of the Sale Bonus Plan Committee. The Compensation Committee shall approve all increases in compensation for executive officers of the Company, all annual bonuses to be paid to executive officers of the Company and all grants of stock options or other equity awards to employees. The Audit Committee will approve the engagement of the Company’s independent auditors and approve the audit report prior to its issuance each year.

(e)       Series G Approval. The Company shall not take any action requiring a separate series vote of the Series G Preferred Stock under the Company’s Twelfth Amended and Restated Certificate of Incorporation (including without limitation Article 5.B.(b)(viii) and Article 5.B.(e)(i)) without also obtaining the vote or written consent of the Majority.

9.                  No Heightened Duties. Each party hereby acknowledges and agrees that no fiduciary duty, duty of care, duty of loyalty or other heightened duty shall be created or imposed upon any party to any other party, the Company or other stockholder of the Company, by reason of this Agreement and/or any right or obligation hereunder.

10.              Entire Agreement; Amendments; Waivers. This Agreement (including the Schedules hereto) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof, and shall amend and restate the Seventh Amended and Restated Voting Agreement effective upon this Agreement’s execution by the Company and the holders of at least fifty-two percent (52%) of the outstanding shares of Preferred Stock as set forth in such agreement. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and by holders of at least fifty-three percent (53%) of the shares of Preferred Stock, provided, however, that (i) Sections 4, 5 and 8(e) can be amended only by a written instrument signed by the Company, by the Majority and by the holders of a majority of the shares of Preferred Stock held by all Signatory Parties and (ii) neither the right of New Enterprise Associates, JJDC, Gilde, SHIP or Vensana to designate or remove its representative directors or fill any vacancy, nor the obligations of any other party pursuant to Section 1 hereof with respect to New Enterprise Associates, JJDC, Gilde, SHIP or Vensana (or the provisions of the subsection of Section 1(a), Section 8(d) or Section 8(e) applicable to New Enterprise Associates, JJDC, Gilde, SHIP or Vensana), shall be amended or waived without the consent of New Enterprise Associates, JJDC, Gilde, SHIP or Vensana, as applicable. Any amendment or waiver not effected in accordance with this Section 10 shall be null and void and non-binding upon the Voting Parties or Signatory Parties, as applicable, and their respective successors and assigns. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of such party or any other party hereto with respect to any subsequent breach.

11.              Notices. Unless otherwise provided, any notice and other communications required or permitted under this Agreement shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by electronic mail or facsimile or delivered personally by hand or by a nationally recognized courier addressed to the party to be notified at the mailing or electronic address indicated for such party on the books of the Company, or at such other address, electronic address or facsimile number as such party may designate, with a copy of such notice to any counsel listed for such party on the schedules hereto, or, in the case of any notice or other communication to the Company, to the Company at 9201 West Broadway Avenue, Suite 650, Minneapolis, MN 55445, Attention: CFO, with a copy of such notice to Faegre Drinker Biddle & Reath LLP, 90 South Seventh Street, Minneapolis, MN 55402, Attention: Amy C. Seidel, or at such other address as the Company shall have furnished to each holder in writing. All such notices and other written communications shall be effective on the earlier of: (i) five (5) days from the date of mailing, (ii) when sent, if sent by electronic mail, (iii) confirmed facsimile transfer, or (iv) actual receipt by the party to be notified.

12.              Grant of Proxy. Should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

13.              Severability. If one or more provisions of or obligations under this Agreement are held to be invalid, illegal, or unenforceable under applicable law, then such provision or obligation shall be excluded from this Agreement, and the remaining provisions of and obligations under this Agreement shall be enforceable in full in accordance with their terms.

14.              Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

15.              Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

16.              Successors and Assigns. Subject to Section 10 above, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

17.              Specific Performance. The parties hereby acknowledge that it is impossible to measure in money the damages which will accrue to a party hereto or to its heirs, personal representatives, or assignees by reason of a party’s failure to perform its obligations under this Agreement and therefore agree that, in addition to and without limiting any remedies available at law, each of the parties hereto shall have full equitable remedies available to such party.

18.              Termination. This Agreement shall terminate and the obligations of the Voting Parties to vote their respective shares of voting securities shall cease upon the earlier to occur of:

(a)       the closing of a public offering that constitutes a Qualified Public Offering, as such term is defined in the Certificate; or

(b)       the closing of an Acquisition or an Asset Transfer.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have entered into this Eighth Amended and Restated Voting Agreement as of the Effective Date.

COMPANY

CVRx, Inc.

/s/ Nadim Yared
Nadim Yared
Chief Executive Officer

Signature Page to Eighth Amended and Restated Voting Agreement

IN WITNESS WHEREOF, the parties hereto have entered into this Eighth Amended and Restated Voting Agreement as of the Effective Date.

New Enterprise Associates VIII, Limited Partnership

By:	NEA Partners VIII, L.P.
its General Partner

By:	/s/ Louis Citron
Its:

New Enterprise Associates 8A, Limited Partnership

By:	NEA Partners 10, L.P.
its General Partner

By:	/s/ Louis Citron
Its:

New Enterprise Associates 10, Limited Partnership

By:	NEA Partners 10, L.P.
its General Partner

By:	/s/ Louis Citron
Its:

Signature Page to Eighth Amended and Restated Voting Agreement

Johnson & Johnson Innovation – JJDC, Inc.

By:	/s/ V. Kadir Kadhiresan
Name:	V. Kadir Kadhiresan
Title:	Vice President, Venture Investments

Signature Page to Eighth Amended and Restated Voting Agreement

COÖPERATIEVE GILDE HEALTHCARE IV U.A.

By:	/s/ Edwin de Graaf
Name: Edwin de Graaf
Title:

By:	/s/ Marc Perret
Name: Marc Perret
Title:

Signature Page to Eighth Amended and Restated Voting Agreement

ACTION POTENTIAL VENTURE CAPITAL LIMITED

By:	/s/ Subesh Williams
Name: Subesh Williams
Title: Director

Signature Page to Eighth Amended and Restated Voting Agreement

Ysios BioFund I F.C.R.

By:	Ysios Capital Partners SGEIC, SAU
Its management company

	By:	/s/ Joël Jean-Mairet
	Name:	Joël Jean-Mairet
	Its:	Managing Partner

Signature Page to Eighth Amended and Restated Voting Agreement

WINDHAM LIFE SCIENCES PARTNERS II, L.P.

By :	Windham Life Sciences Partners II
General Partner, LLC

By:	/s/ Adam Fine
Name:	Adam Fine
Title:	Managing Member

Signature Page to Eighth Amended and Restated Voting Agreement

Kathryn S. Nehra Family Trust

/s/ G. Henry Entwisle
Name:	G. Henry Entwisle
Title:	Trustee

Signature Page to Eighth Amended and Restated Voting Agreement

Lauren M. Nehra Family Trust

/s/ G. Henry Entwisle
Name:	G. Henry Entwisle
Title:	Trustee

Signature Page to Eighth Amended and Restated Voting Agreement

Graf Capital Investors LLC

By:	/s/ Andrew Graf
Name:	Andrew Graf
Title:	Manager

Signature Page to Eighth Amended and Restated Voting Agreement

John D. McNeill
Revocable Trust U/A/D 10/21/2004

By:	/s/ John D. McNeill
Name:	John D. McNeill
Its:	Trustee

Signature Page to Eighth Amended and Restated Voting Agreement

/s/ Robert K. Anderson
Robert K. Anderson

Signature Page to Eighth Amended and Restated Voting Agreement

Wendyce H. Brody Separate Property Trust dated August 3, 2016

/s/ Wendyce H. Brody
Name:
Trustee

Signature Page to Eighth Amended and Restated Voting Agreement

JACK E. MEYER AND MARY LOU MEYER, AND SUCCESSORS, TRUSTEES OF THE JACK E. MEYER REVOCABLE TRUST DATED OCTOBER 15, 2003

/s/ Jack E. Meyer
Jack E. Meyer, Trustee

/s/ Mary Lou Meyer
Mary Lou Meyer, Trustee

Signature Page to Eighth Amended and Restated Voting Agreement

/s/ Michael T. Kelly
Michael T. Kelly

Signature Page to Eighth Amended and Restated Voting Agreement

Strategic Healthcare Investment Partners I, L.P.

By: SHIP I GP, LLC
Its: General Partner

By:	/s/ Mudit K. Jain
Mudit K. Jain, PhD
General Partner

Signature Page to Eighth Amended and Restated Voting Agreement

VENSANA CAPITAL I, L.P.

By:	Vensana Capital I GP, LLC
Its:	General Partner

By:	/s/ Kirk Nielsen
	Name:	Kirk Nielsen
	Title:	Managing Partner

Signature Page to Eighth Amended and Restated Voting Agreement

Hatteras Venture Partners VI, LP

By:	Hatteras Venture Advisors VI, LLC, its general partner

By:	/s/ Doug Reed
Doug Reed
Manager

Signature Page to Eighth Amended and Restated Voting Agreement

Venrock Healthcare Capital Partners III, L.P.

By:	VHCP Management III, LLC, its general partner
By:	VR Advisor, LLC, its manager

VHCP Co-Investment Holdings III, LLC

By:	VHCP Management III, LLC, its manager
By:	VR Advisor, LLC, its manager

By:	/s/ Nimish Shah
Authorized Signatory

Signature Page to Eighth Amended and Restated Voting Agreement

SCHEDULE A

HOLDERS OF SERIES A-2 PREFERRED STOCK

W.R. Brody Revocable Trust dated 8-15-2016

Wendyce H. Brody Separate Property Trust dated August 3, 2016

Jack E. Meyer and Mary Lou Meyer, and Successors, Trustees of the Jack E. Meyer Revocable Trust dated October 15, 2003

NEA Ventures 2001, Limited Partnership

New Enterprise Associates 10, Limited Partnership

Bank of America, N.A., as Trustee for the Thomas R. Hektner Roth IRA #1877067

A-1

SCHEDULE B

HOLDERS OF SERIES B-2 PREFERRED STOCK

TH&CH, LLC

Jack E. Meyer and Mary Lou Meyer, and Successors, Trustees of the Jack E. Meyer Revocable Trust dated October 15, 2003

New Enterprise Associates 10, Limited Partnership

New Enterprise Associates 8A, Limited Partnership

Action Potential Venture Capital Limited

B-1

SCHEDULE C

HOLDERS OF SERIES C-2 PREFERRED STOCK

New Enterprise Associates VIII, Limited Partnership

New Enterprise Associates 8A, Limited Partnership

New Enterprise Associates 10, Limited Partnership

A. Jay Graf and Mary Ann Graf 2010 Irrevocable Trust u/a/d December 23, 2010, as amended

TH&CH, LLC

Michael T. Kelly

Action Potential Venture Capital Limited

C-1

SCHEDULE D

HOLDERS OF SERIES D-2 PREFERRED STOCK

Johnson & Johnson Innovation – JJDC, Inc.*

New Enterprise Associates VIII, Limited Partnership

New Enterprise Associates 8A, Limited Partnership

New Enterprise Associates 10, Limited Partnership

A. Jay Graf and Mary Ann Graf 2010 Irrevocable Trust u/a/d December 23, 2010, as amended

TH&CH, LLC

Action Potential Venture Capital Limited

*Send copies of any notices to such Investor given pursuant to Section 6.4 of this Agreement to: Johnson & Johnson Innovation (JJDC), One Johnson & Johnson Plaza, New Brunswick, NJ 08933, Attn: Kevin Norman, and JJDC Operations, 410 George Street, New Brunswick, NJ 08933, Attn: Linda Vogel.

D-1

SCHEDULE E

HOLDERS OF SERIES E-2 PREFERRED STOCK

Johnson & Johnson Innovation – JJDC, Inc.*

New Enterprise Associates 10, Limited Partnership

John D. McNeill Revocable Trust U/A/D 10/21/2004

A. Jay Graf and Mary Ann Graf 2010 Irrevocable Trust u/a/d December 23, 2010, as amended

Kathryn S. Nehra Family Trust

Lauren M. Nehra Family Trust

Action Potential Venture Capital Limited

*Send copies of any notices to such Investor given pursuant to Section 6.4 of this Agreement to: Johnson & Johnson Innovation (JJDC), One Johnson & Johnson Plaza, New Brunswick, NJ 08933, Attn: Kevin Norman, and JJDC Operations, 410 George Street, New Brunswick, NJ 08933, Attn: Linda Vogel.

E-1

SCHEDULE F

HOLDERS OF SERIES F-2 PREFERRED STOCK

Johnson & Johnson Innovation – JJDC, Inc.*
New Enterprise Associates VIII, LP
New Enterprise Associates 8A, Limited Partnership
New Enterprise Associates 10, Limited Partnership
John D. McNeill Revocable Trust U/A/D 10/21/2004
A. Jay Graf and Mary Ann Graf 2010 Irrevocable Trust u/a/d December 23, 2010, as amended
Kathryn S. Nehra Family Trust

Lauren M. Nehra Family Trust

Robert K. Anderson

W.R. Brody Revocable Trust dated 8-15-2016

Wendyce H. Brody Separate Property Trust dated August 3, 2016

Michael T. Kelly

Bank of America, N.A., as Trustee for the Thomas R. Hektner Roth IRA #1877067

Jack E. Meyer and Mary Lou Meyer, and Successors, Trustees of the Jack E. Meyer Rev Trust dated October 15, 2003

Ysios BioFund I F.C.R.

Total Renal Care, Inc.

CardioNord AB

John R. Brintnall

Action Potential Venture Capital Limited

*Send copies of any notices to such Investor given pursuant to Section 6.4 of this Agreement to: Johnson & Johnson Innovation (JJDC), One Johnson & Johnson Plaza, New Brunswick, NJ 08933, Attn: Kevin Norman, and JJDC Operations, 410 George Street, New Brunswick, NJ 08933, Attn: Linda Vogel.

F-1

SCHEDULE G

HOLDERS AND PURCHASERS OF SERIES G PREFERRED STOCK INVESTORS

Johnson & Johnson Innovation – JJDC, Inc.*

New Enterprise Associates VIII, LP

New Enterprise Associates 8A, Limited Partnership

New Enterprise Associates 10, Limited Partnership

John D. McNeill Revocable Trust U/A/D 10/21/2004

Graf Capital Investors LLC

Kathryn S. Nehra Family Trust

Lauren M. Nehra Family Trust

Robert K. Anderson

W.R. Brody Revocable Trust dated 8-15-2016

Wendyce H. Brody Separate Property Trust dated August 3, 2016

Michael T. Kelly

Thomas R. Hektner Revocable Trust dated December 24, 1992, as amended

Jack E. Meyer and Mary Lou Meyer, and Successors, Trustees of the Jack E. Meyer Rev Trust dated October 15, 2003

Ysios BioFund I F.C.R.

Total Renal Care, Inc.

CardioNord AB

John R. Brintnall

Action Potential Venture Capital Limited

Coöperatieve Gilde Healthcare IV U.A.

Windham Life Sciences Partners II, L.P.

Strategic Healthcare Investment Partners I, L.P.**

Vensana Capital I, L.P.

Hatteras Venture Partners VI, LP

Venrock Healthcare Capital Partners III, L.P.

VHCP Co-Investment Holdings III, LLC

*Send copies of any notices to such Investor given pursuant to Section 6.4 of this Agreement to: Johnson & Johnson Innovation (JJDC), One Johnson & Johnson Plaza, New Brunswick, NJ 08933, Attn: Kevin Norman, and JJDC Operations, 410 George Street, New Brunswick, NJ 08933, Attn: Linda Vogel.

**Send copies of any notices to such Investor given pursuant to Section 6.4 of this Agreement to:

Cooley LLP, 3175 Hanover Street, Palo Alto, CA 94304-1130, Attn: John Sellers; jsellers@cooley.com.

G-1

SCHEDULE H

HOLDERS OF COMMON STOCK

Ameriprise Trust Company FBO Robert S. Kieval IRA Acct. 17549387-3-021
Bobby I. Griffin and Barbara P. Griffin, trustees of the Bobby I. Griffin Revocable Trust dated June 13, 2011
Christopher H. and Kathryn Porter, JTWROS
D. William Kaufman, TTEE of the Dale A. Spencer Revocable Trust U/A
JDC Spencer Investment Co.,LLP
OCI, Ltd.
Joshua Makower, Trustee U/A 5/6/97 by Makower Family Trust
Larry Wales
Leslie S. Matthews
Pensco Trust Company CUST FBO Matthew M. Burns ROTH/IRA
Peter T. Keith and Barbara A. Keith, JTWROS
William H. Kucheman
Susanne M. Olin Edward S. Andrle
Tyler P. Lipschultz
Vertical Fund I, LP
Vertical Fund II, LP
Vickie E. Selzer
Frazier Affiliates IV, L.P.
Frazier Healthcare IV, L.P.
New Enterprise Associates VIII, Limited Partnership
Bruns H. Grayson
New Enterprise Associates 8A, Limited Partnership
Robert Kieval

H-1

Roy Martin

TH&CH, LLC

Dover Street VII, LP

HarbourVest Partners VIII Venture Fund LP

HarbourVest Partners VII Venture Ltd.

Anupam Dalal

Andrew Jensen

Leerink Revelation Healthcare Fund I, L.P.

Susan Adams

Adams Street Trust – ABS Ventures VI, L.P. Series

Philip Black

The 2003 Secondary Brinson Partnership Fund Offshore Series Company Ltd.

R. William Burgess, Jr.

Castelein Family Partnership

Caley Castelein

Maria Chapital

Dunlap-Black Investments LLC

Mary Emmerling

Virginia Gambale

Bruns Grayson

John R. Luongo and Rhonda R. Luongo, Trustees or Successor Trustee, of The Luongo Living Trust U/A/D November 17, 1988

W. Andrew Mims

Matthias Norweg

James Sanger

James & Sarah Shapiro Family Trust dtd 9/10/91

James Shapiro

The Richard and Helen Spalding Revocable Trust dtd 3/29/1999

Pierre Suhrcke

Thayer Swartwood

Scott Yaphe

Action Potential Venture Capital Limited

H-2